Exhibit 10.3

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “1933 ACT”)

US $150,000.00

HELIO CORPORATION

12% PROMISSORY NOTE

DUE FEBRUARY 17, 2027

FOR VALUE RECEIVED, Helio Corporation (the “Company”) promises to pay to the order of GS CAPITAL PARTNERS, LLC and its authorized successors and Permitted Assigns, defined below, (the “Holder”), the aggregate principal face amount of One Hundred Fifty Thousand Dollars exactly (U.S. $150,000.00) on February 17, 2027 (the “Maturity Date”) and to pay interest on the principal amount outstanding hereunder at the rate of 12% per annum commencing on February 17, 2026 (the “Issuance Date”). The interest is guaranteed and the full amount of $18,000 in interest will be due regardless of any payment or prepayment of the Note and will be paid to the Holder in whose name this 12% Convertible Redeemable Note (this “Note”) is registered on the records of the Company regarding registration and transfers of this Note. This Note contains a $11,000.00 original issue discount such that the purchase price shall be $139,000.00. The principal of, and interest on, this Note are payable at 1325 Airmotive Way, Suite 202, Reno NV 89502, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay each interest payment and the outstanding principal due upon this Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of the outstanding principal hereunder and shall satisfy and discharge the liability for the principal on this Note to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein. Permitted Assigns means any “qualified person”, “permitted assigns” or “prospective transferee” acquiring all or a portion of this Note accompanied by an Opinion of Counsel, all in accordance with the terms provided in Sections 2(f) and 5(g) of the Securities Purchase Agreement by and between the Holder and the Company dated as of February 17, 2026 (the “Securities Purchase Agreement”). Holder shall be entitled to deduct $4,000.00 legal fee from the purchase price of the Note.

Payments due under this Note are subject to the following payment schedule:

Payment Amount	Payment Date
$24,000	August 17, 2026
$24,000	September 17, 2026
$24,000	October 17, 2026
$24,000	November 17, 2026
$24,000	December 17, 2026
$24,000	January 17, 2027
$24,000	February 17, 2027

This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith and for the cost of any Opinion of Counsel as maybe required under Section 5(g) of the Securities Purchase Agreement. To the extent that Holder subsequently transfers, assigns, sells or exchanges any of the multiple lesser denomination notes, Holder acknowledges that it will provide the Company with an Opinion of Counsel as provided for in Sections 2(f) and 5(g) of the Securities Purchase Agreement (“Opinions of Counsel”).

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3. Conversion. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (“Act”), applicable state securities laws and Sections 2(f) and 5(f) of the Securities Purchase Agreement. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prequalified prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted (“Notice of Conversion”) in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date. All notices of conversion will be accompanied by an Opinion of Counsel of the Holder’s counsel, which the Company shall not reasonably reject.

4. (a) The Holder of this Note is entitled, at its option after an Event of Default, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to 70% multiplied by the lowest traded price on the OTC Markets on which the Company’s shares are then traded or any exchange upon which the Common Stock may be traded in the future (the “Exchange”) for the common stock during the fifteen (15) trading days prior to the conversion date (representing a discount rate of 30%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (provided such Notice of Conversion is duly executed by the Holder and is delivered together with a duly executed Opinion of Counsel, by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). For purposes of the above calculations, a day shall not be considered a trading day if there was no trading volume for the Company’s Common Stock for that particular day. If the shares have not been delivered within 2 business days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 2 business days of receipt by the Company of the Notice of Conversion. Accrued, but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law or to conduct a reverse split at a ratio determined by the Company’s board of directors. The Company agrees to honor all conversions submitted pending this increase or such stock split, as applicable. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 55% instead of 70% while that “Chill” is in effect. In no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 60 days’ prior written notice by the Holder to the Company). The Conversion Price, conversion discount, and lookback period (collectively, the “Conversion Terms”) will be adjusted in favor of the Holder if the Company issues securities to another party with more favorable Conversion Terms. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance.

(b) Interest on any unpaid principal balance of this Note shall be paid at the rate of 12% per annum. Interest shall be paid by the Company in Common Stock (“Interest Shares”). The Holder may, at any time, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Section 4(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

(c) The Note may be prepaid without penalty, provided, however that if while this Note is outstanding, the Company consummates financing with net proceeds of $700,000 or more in one or more closings, then any financing proceeds consummated in excess of $700,000 shall be utilized to retire outstanding balances due under the Note

(d) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization (excluding an increase in authorized capital) or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a “Sale Event”), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for the prepayment price set forth in Section 4(c), above, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

(e) In the event the Company is not able to pay the payment section forth in Section 4(d), above , then in case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

(f) Most Favored Nations. Beginning on the Issuance Date of the Note and so long as the Company shall have any obligation under this Note, the Conversion Price and other terms will be adjusted on a ratchet basis if the Company offers a more favorable term such as Conversion Price, Interest Rate, (whether through a straight discount or in combination with an original issue discount) or other more favorable term to another party.

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. Default. If one or more of the following described “Events of Default” shall occur:

(a) The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

(b) Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Securities Purchase Agreement under which this note was issued shall be false or misleading in any material respect; or

(c) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

(d) The Company shall (1) become insolvent (which does not include a “going concern opinion”); (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e) A trustee, liquidator, or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g) One or more money judgments, writs or warrants of attachment, or similar process, in excess of two hundred fifty thousand dollars ($250,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h) The Company has defaulted on or breached any term of any other purchase agreement or note or similar debt instrument into which the Company has entered and failed to cure such default within the appropriate grace period; or

(i) The Company shall have its Common Stock delisted from an exchange (including the OTC Markets) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than 10 consecutive days or ceases to file its reports under the Securities Exchange Act of 1934, as amended, with the SEC;

(j) The Company shall not deliver to the Holder the Common Stock pursuant to paragraph 4 herein without restrictive legend within 2 business days of its receipt of a Notice of Conversion which includes a duly executed Opinion of Counsel from a reputable lawyer or law firm expressing an opinion which supports the removal of a restrictive legend; or

(k) The Company shall not replenish the reserve set forth in Section 12, within 2 business days of the written request of the Holder.

(l) The Company shall be delinquent in its periodic report filings with the Securities and Exchange Commission (subject to applicable extensions); or

(m) The Company shall cause to lose the “bid” price for its stock in a market (including the OTC marketplace or other exchange); or

(n) Terminate its existing transfer agent relationship without the prior written consent of the Holder.

Then, or at any time thereafter, unless cured within 5 days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.  Upon an Event of Default, interest shall accrue at a default interest rate at the highest rate of interest permitted by law and the principal amounts due under this Note shall increase by 150%.  In the event of a breach of Section 8(j) the penalty shall be $500 per day if the shares are not issued beginning on the 3rd day after the conversion notice was delivered to the Company.  This penalty shall increase to $1,000 per day beginning on the 10th day.  In the event of a breach of Section 8(h), the Holder may elect to utilize the same remedy available under the defaulted interest and such remedy shall be incorporated by reference into the terms of this Note. Further, if a breach of Section 8(l) occurs or is continuing after the 6-month anniversary of the Note, then the Holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion. For example, if the lowest closing bid price during the delinquency period is $0.01 per share and the conversion discount is 50% the Holder may elect to convert future conversions at $0.005 per share.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

9. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. Specifically, notwithstanding any provision to the contrary, the parties acknowledge and agree that the Company is a corporation and the loan evidenced by this Note is made solely for business and commercial purposes. Accordingly, pursuant to Florida Statutes § 687.031 and applicable Florida case law, the provisions of Florida usury law, including §§ 687.02 and 687.03, shall not apply to this transaction. The Holder and Company further acknowledge that no natural person is guaranteeing the obligations under this Note, and the proceeds are not intended for consumer or personal use. In entering into this Note, each party has independently evaluated the terms, including any conversion rights, and agrees that the structure and pricing reflect a bona fide commercial transaction outside the scope of Florida usury laws.

10. Neither this Note nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the Company and the Holder.

11. The Company represents that it is not a “shell” issuer and has never been a “shell” issuer or that if it previously has been a “shell” issuer at least 12 months have passed since the Company has reported form 10 type information indicating it is no longer a “shell” issuer. Further. The Company will instruct its counsel to either (i) write a 144 opinion to allow for the salability of the conversion shares or (ii) accept such opinion from Holder’s counsel.

12. Share Reserve. The Company shall issue irrevocable transfer agent instructions reserving 626,000 shares of its Common Stock for conversions under this Note (the “Share Reserve”). Upon full conversion of this Note, any shares remaining in the Share Reserve shall be canceled. The Company should at all times reserve a minimum of three times the amount of shares required if the note would be fully converted.  The Holder may reasonably request increases from time to time to reserve such amounts to maintain such 4 times coverage and the Company will be responsible for all fees associated with the increase in the Share Reserve. The Company will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions along with shareholder information statements and other shareholder reservations that exist. The Holder shall be entitled to deduct $1,000 per conversion to adequately cover all transfer agent costs and legal fees associated with issuing and delivering the shares to the Holder. To the extend the Company is unable to maintain the Share Reserve at 4 times the discounted amount of the Note, it shall immediately begin to increase its authorized capital in an amount necessary to maintain all share reservations.

13. The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as possible under law.

14. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal or interest on this Note.

15. Pledge. This Note is unsecured.

16. Covenants. The Borrower hereby covenants that during the continuance of this Note:

a.	it shall warrant and defend the right and title of the Holder conferred by this Note in and to the Pledged Collateral at the cost of the Borrower against the claims and demands of all persons whomsoever;

b.	it shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Collateral or suffer to exist any encumbrance on the Pledged Collateral;

c.	it shall furnish to Holder from time to time statements and schedules further identifying and describing the Pledged Collateral as Holder reasonably requests, all in reasonable detail; and

d.	it shall indemnify the Holder from, and hold it harmless against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with the transaction contemplated by this Note; and

e.	Borrower undertakes and agrees that so long as this Note shall remain in force and effect, and while any amount is owing on or related to the Loans, the Borrower shall take any and all necessary actions (including all actions that may be requested by Holder from time to time), to maintain the rights, privileges and economic value (including actual and proportionate voting rights) of the Pledged Collateral without offset, reduction, dilution or mitigation of any kind.

17. General Authority. The Borrower hereby consents that, without the necessity of any reservation of rights against the Borrower, and without notice to or further assent by the Borrower, any demand for payment of any of the Loans made by the Holder may be rescinded by the Holder and any of the Loans continued, and the Loans, or the liability of the Borrower upon or for any part thereof, or any other collateral security (including, without limitation, any collateral security held pursuant to any of the other Transaction Documents) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Holder, and the Transaction Documents, any guarantees and any other collateral security documents executed and delivered by the Borrower or any other obligors in respect of the Loans may be amended, modified, supplemented or terminated, in whole or in part, as the Holder may deem advisable, from time to time, and any other collateral security at any time held by the Holder for the payment of the Loans (including, without limitation, any collateral security held pursuant to any other collateral security document executed and delivered pursuant to the Transaction Documents) may be sold, exchanged, converted, waived, surrendered or released, all without notice to or further assent by the Borrower, which shall remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, conversion, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Borrower waives any and all notices of the creation, renewal, extension or accrual of any of the Loans and notice of or proof of reliance by the Holder upon this Note, and the Loans, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Note, and all dealings between the issuer and the Holder shall likewise be conclusively presumed to have been had or consummated in reliance upon this Note. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Borrower with respect to the Loans.

18. UCC Filings. Intentionally omitted.

19. Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed. .

20. Law and Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state Nevada and county or city of either Washoe County, Nevada or Clark County, Nevada. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Dated:

HELIO CORPORATION

By:
Name:	Edward Cabrera
Title:	CEO

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert *$___________ of the above Note into _________ Shares of Common Stock of Helio Corporation (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion: __________________________________________________________

Applicable Conversion Price: __________________________________________________________

Signature: __________________________________________________________

[Print Name of Holder and Title of Signer]

Address: __________________________________________________________

__________________________________________________________

SSN or EIN: __________________________________________________________

Shares are to be registered in the following name: __________________________________________________________

Name: __________________________________________________________

Address: __________________________________________________________

Tel: __________________________________________________________

Fax: __________________________________________________________

SSN or EIN: __________________________________________________________

Shares are to be sent or delivered to the following account:

Account Name: __________________________________________________________

Address: __________________________________________________________

* consist of $____ in principal, $____ in interest and $___ in fees pursuant to section 12 of the Note

EXHIBIT B

GS CAPITAL PARTNERS WIRING INSTRUCTIONS

Bank: Optimum Bank

ABA: 067015096

Address:	2929 East Commercial Blvd, Suite 101,

 Ft. Lauderdale, FL 33308

Acct: GS Capital Partners, LLC

Acct#: 0210030961

Address: 1325 Airmotive Way, Suite 202, Reno, NV 89502